Exhibit 99.3

BioDelivery Sciences International Relocates Corporate Headquarters

Larger Space to Accommodate Anticipated Expansion of Operations

RALEIGH, N.C.—(BUSINESS WIRE)—November 2, 2007—BioDelivery Sciences International, Inc. (Nasdaq: BDSI, http://www.biodeliverysciences.com), has relocated its corporate headquarters from Morrisville to Raleigh N.C., effective November 1, 2007. The new space will encompass approximately 5500 square feet of office space. The address and contact information for the new headquarters is:

801 Corporate Center Drive
Suite #210
Raleigh, NC 27607

Phone:
919-582-9050

Fax:
919-582-9051

Dr. Mark Sirgo, President and CEO of BDSI, stated, “The move to a new corporate headquarters will provide us with the necessary space to accommodate the additional employees that we have hired to manage the activities associated with follow up to the BEMA Fentanyl NDA submission and the future hires we are anticipating in 2008 and beyond necessary for managing the needs around the progression of other products in our pipeline.”

BDSI’s accounting office in Tampa, Florida and its laboratory in Newark, New Jersey (which is utilized primarily for development of the company’s Bioral® drug delivery technology) will remain at their present locations.

About BioDelivery Sciences International

BioDelivery Sciences International, Inc. is a specialty pharmaceutical company that is focused on developing innovative products to treat acute conditions such as pain. The company utilizes its owned and licensed patented drug delivery technologies to develop, partner, and commercialize clinically-significant new products using proven therapeutics. BDSI’s pain franchise currently consists of two products in development utilizing the company’s patented BEMA™ oral adhesive disc technology: BEMATM Fentanyl, a treatment for “breakthrough” cancer pain, and BEMATM Buprenorphine, a second analgesic with a target indication of the treatment of moderate to severe pain. The company is also working with both its BEMATM technology and its patented Bioral® nanocochleate technology on products targeted at other acute treatment opportunities such as insomnia, nausea and vomiting, and infections. The company’s headquarters are located in Raleigh, North Carolina and its principal laboratory is located in Newark, New Jersey. For more information please visit www.bdsinternational.com.

Forward-Looking Statements

Note: Except for the historical information contained herein, this press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects”, “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation: (i) actual sales results and royalty or milestone payments, if any, (ii) the application and availability of corporate funds and the Company’s need for future funds, or (iii) the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s review and/or approval and commercial launch of the Company’s formulations and products and regulatory filings related to the same, may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Peak sales and market size estimates have been determined on the basis of market research and comparable product analysis, but no assurances can be given that such sales levels will be achieved, if at all.

Contact:

Investor Relations Group

Investors: Daniel Berg, 212-825-3210

Media: Bill Douglass, 212-825-3210